Exhibit 10.1

FOURTH AMENDMENT
TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Fourth Amendment”), dated as of December 19, 2008, is entered into by and among: (A) MTR GAMING GROUP, INC., a Delaware corporation (“MTRI”), MOUNTAINEER PARK, INC., a West Virginia corporation (“MPI”), SPEAKEASY GAMING OF LAS VEGAS, INC., a Nevada corporation (“SGLVI”), PRESQUE ISLE DOWNS, INC., a Pennsylvania corporation (“PIDI”), and SCIOTO DOWNS, INC., an Ohio corporation (“SDI” and together with MTRI, MPI, SGLVI and PIDI, each, a “Borrower” and collectively, the “Borrowers”); (B) the Lenders; and (C) WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent and collateral agent for the Lenders under the Credit Agreement, the Swingline Lender and the L/C Issuer (in such capacity, the “Agent Bank”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement defined below.

RECITALS

A.            Borrowers, the Agent Bank and the Lenders have previously entered into that certain Fifth Amended and Restated Credit Agreement, dated as of September 22, 2006, as amended by that certain First Amendment to Fifth Amended and Restated Credit Agreement dated as of June 19, 2007, as further amended by that certain Limited Waiver and Second Amendment to Fifth Amended and Restated Credit Agreement dated as of March 31, 2008, and as further amended by that certain Third Amendment to Fifth Amended and Restated Credit Agreement dated as of May 9, 2008 (collectively, the “Existing Credit Agreement” and as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time, including, but not limited to, by this Fourth Amendment, the “Credit Agreement”), by and among Borrowers, the Lenders, and Wells Fargo Bank, National Association, as Agent Bank, L/C Issuer and Swingline Lender.

B.            Borrowers have requested certain amendments to the Existing Credit Agreement as set forth below.

C.            The Agent Bank and the Lenders are willing to grant such requests on the terms and subject to the conditions set forth in this Fourth Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree, except as otherwise set forth herein, as of the Fourth Amendment Effective Date (as defined in Section 3 below) as follows:

SECTION 1.         Amendments.  On the terms and subject to the conditions of this Fourth Amendment (including the satisfaction of the conditions precedent set forth in Section 3 below), the Existing Credit Agreement is hereby amended as follows:

(a)           Definition of “Aggregate Commitment”.  The definition of “Aggregate Commitment” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Aggregate Commitment” shall mean reference to the aggregate amount committed by Lenders for advance to or on behalf of the Borrowers as Borrowings under the Credit Facility in the principal amount of One Hundred Ten Million Dollars ($110,000,000.00) as of the Fourth Amendment Effective Date, as may be reduced from time to time by: (i) the Scheduled Reductions, (ii) Voluntary Permanent Reductions, and/or (iii) Mandatory Commitment Reductions.

(b)           Definition of “Aggregate Commitment Reduction Schedule”.  The definition of “Aggregate Commitment Reduction Schedule” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Aggregate Commitment Reduction Schedule” shall mean the schedule setting forth the amount of the Scheduled Reductions as of each Reduction Date under the Credit Facility, which schedule shall be the Aggregate Commitment Reduction Schedule marked “Schedule 2.01(c)”, affixed to the Fourth Amendment and by this reference incorporated herein and made a part hereof, which revised Schedule 2.01(c) shall fully supersede and restate Schedule 2.01(c) attached to the Existing Credit Agreement.

(c)           Definition of “Applicable Margin”.  The definition of “Applicable Margin” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Margin” shall mean, for any Base Rate Loan, the per annum margin set forth in the chart below for the applicable time period below (subject to the proviso following the chart below).

Time Period	Applicable Margin for Base Rate Loans

From March 31, 2008 through and including the date immediately prior to the Fourth Amendment Effective Date (as defined in the Fourth Amendment to Fifth Amended and Restated Credit Agreement)	2.250%

From the Fourth Amendment Effective Date (as defined in the Fourth Amendment to Fifth Amended and Restated Credit Agreement) through and including March 31, 2009	2.750%

From April 1, 2009 through and including June 30, 2009	3.250%

From July 1, 2009 through and including September 30, 2009	3.750%

From October 1, 2009 through and including December 31, 2009	4.250%

From January 1, 2010 and thereafter	4.750%

It is understood and agreed that no LIBOR Loans have been permitted since the expiration of the Interest Periods of the LIBOR Loans that were outstanding as of the Second Amendment Effective Date  and therefore no Applicable Margin for LIBOR Loans is set forth herein.

(d)           Definition of “Base Rate”.  The definition of “Base Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Base Rate” shall mean, on any day, the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate for such day plus one and one-half percent (1.50%) and (c) one and one-half percent (1.50%) plus the greater of (i) the One Month LIBOR Rate for such day (determined on a daily basis as set forth below) and (ii) two and one-half percent (2.50%).  As used in this definition, “One Month LIBOR Rate” shall mean, with respect to any interest rate calculation for a loan or an advance under the Credit Facility or any other Obligation bearing interest at the Base Rate, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/16 of one percent) of (a) the rate per annum referred to as the BBA (British Bankers Association) LIBOR RATE as reported on Reuters LIBOR page 1, or if not reported by Reuters, as reported by any service selected by the Agent Bank, on the applicable day (provided that if such day is not a Banking Business Day for which a LIBOR Rate is quoted, the next preceding Banking Business Day for which a LIBOR Rate is quoted) at or about 11:00 a.m., London time (or as soon thereafter as practicable), for Dollar deposits being delivered in the London interbank eurodollar currency market for a term of one month commencing on such date of determination, divided by (b) one minus the LIBOR Reserve Percentage in effect on such day.  If for any reason rates are not available as provided in clause (a) of the preceding sentence, the rate to be used in clause (a) shall be, at the Agent Bank’s discretion (in each case, rounded upward if necessary to the nearest 1/16 of one percent), (i) the rate per annum at which Dollar deposits are offered to the Agent Bank in the London interbank eurodollar currency market or (ii) the rate at which Dollar deposits are offered to the Agent Bank in, or by the Agent Bank to major banks in, any offshore interbank eurodollar market selected by the Agent Bank, in each case on the applicable day (provided that if such day is not a Banking Business Day for which Dollar deposits are offered to the Agent Bank in the London or such offshore interbank eurodollar currency market, the next preceding Banking Business Day for which Dollar deposits are offered to the Agent Bank in the London or such offshore interbank eurodollar currency market) at or about 11:00 a.m., London time (or as soon thereafter as practicable) (for delivery on such date of determination) for a one month term.  It is understood and agreed that obligations that bear interest based on the One Month LIBOR Rate as set forth above are not LIBOR Loans.

(e)           Definition of “EBITDA”.  The definition of “EBITDA” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“EBITDA” shall mean, for any period with reference to the Borrower Consolidation, (a) Net Income for such period plus, (b) to the extent deducted in determining such Net Income for such period, the sum of the following for such period, without duplication: (i) Interest Expense (expensed and capitalized) for such period, (ii) the aggregate amount of federal and state taxes on or measured by income for such period (whether or not payable during that period), (iii) depreciation, amortization and all other non-cash expenses for such period, (iv) all non-cash losses and extraordinary losses, (v) preopening expenses for such period and (vi) one or more addbacks for severance costs incurred between October 1, 2008 and December 31, 2009 up to $2,000,000 in the aggregate for all periods (any such addback to be included in any applicable four Fiscal Quarter period only to the extent actually incurred in a Fiscal Quarter included in such four Fiscal Quarter period), minus (c) all non-cash gains and extraordinary gains to the extent taken into account in arriving at such Net Income, in each case as determined in accordance with GAAP.

For purposes of Financial Covenants, EBITDA shall include only Cash distributions actually funded by an Unrestricted Subsidiary that are received by the Borrower Consolidation.

Pro forma credit shall be given for the EBITDA of a company (or identifiable business unit or division) included in Borrower Consolidation that was acquired in a transaction permitted by this Credit Agreement as if such company (or identifiable business unit or division) was owned on the first day of the applicable period; companies (or identifiable business units or divisions) sold, transferred or otherwise disposed of during any period will be treated as if not owned during the entire applicable period.

(f)            Definition of “Excess Cash On Hand”.  The definition of “Excess Cash On Hand” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Excess Cash On Hand” shall mean the total amount of Cash and Cash Equivalents held by the Borrower Consolidation as of any date of determination in excess of Twenty-Two Million Dollars ($22,000,000.00), but shall not include Cash or Cash Equivalents that have been pledged to secure payment or performance by any member of the Borrower Consolidation or for which the use thereof by the Borrower Consolidation is restricted, but shall include funds held by the Borrower Consolidation to pay for the Construction Completion Costs of any Construction Project.

(g)           Definition of “Green Shingle Environmental Compliance”.  The following definition is hereby added to Section 1.01 of the Existing Credit Agreement:

“Green Shingle Environmental Compliance” shall have the meaning ascribed to such term in that certain Consent and Waiver Agreement No. 1 to Fifth Amended and Restated Credit Agreement dated as of December 27, 2006, as amended.

(h)           Definition of “Mandatory Commitment Reduction(s)”.  The definition of “Mandatory Commitment Reduction(s)” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Mandatory Commitment Reduction(s)” shall mean a permanent reduction of the Aggregate Commitment which shall be made from time to time as may be required under Sections 2.15, 5.12 and/or 8.02.

(i)            Definition of “Maturity Date”.  The definition of “Maturity Date” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Maturity Date” shall mean March 31, 2010; provided, however, in the event the Senior Unsecured Notes are not fully refinanced pursuant to an Acceptable Senior Refinancing by January 2, 2010, the “Maturity Date” shall be January 2, 2010.

(j)            Definition of “Schedule of Lenders’ Proportions in Credit Facility”.  The definition of “Schedule of Lenders’ Proportions in Credit Facility” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Schedule of Lenders’ Proportions in Credit Facility”, a copy of which is set forth as Schedule 2.01(a), affixed to the Fourth Amendment and by this reference incorporated herein and made a part hereof, setting forth the respective Syndication Interest and maximum amount to be funded under the Credit Facility by each Lender with respect to the Aggregate Commitment as of the Fourth Amendment Effective Date, as the same may be amended or restated from time to time in connection with an Assignment and Assumption Agreement, which revised Schedule 2.01(a) shall fully restate and supersede Schedule 2.01(a) attached to the Existing Credit Agreement and all previous amendments and restatements thereof.

(k)           Key Man Life Insurance.

(i)           Section 5.09(l) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“l.         Intentionally Omitted.”

(ii)          Section 5.26 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“5.26    Intentionally Omitted.”

(l)            Acceptable Senior Refinancing.  Section 5.25 and Section 7.01(x) of the Existing Credit Agreement are hereby amended by replacing each reference to “October 1, 2009” with “January 2, 2010.”

(m)          Deferral of Green Shingle Environmental Compliance.  The following provision shall be added to the Existing Credit Agreement as Section 5.33:

“5.33.      Green Shingle Environmental Compliance.  Each of the Lenders agrees that the occurrence of Green Shingle Environmental Compliance can be deferred until December 31, 2009.

(n)           Replacement Schedules 2.01(a) and 2.01(c) and Exhibit/Compliance Certificate.  Schedule 2.01(a) of the Existing Credit Agreement is hereby amended and restated in its entirety with Schedule 2.01(a) attached hereto.  Schedule 2.01(c) of the Existing Credit Agreement is hereby amended and restated in its entirety with Schedule 2.01(c) attached hereto.  Exhibit D of the Existing Credit Agreement is hereby amended and restated in its entirety with Exhibit D attached hereto.

SECTION 2.         Amendment Fee. In addition to all other amounts payable by the Borrowers to the Agent Bank and/or the Lenders, on the Fourth Amendment Effective Date, Borrowers shall pay to the Agent Bank, for the account of each Lender, a non-refundable amendment fee in an amount equal to 0.25% of such Lender’s Syndication Interest of the Aggregate Commitment as of the Fourth Amendment Effective Date after giving effect to this Fourth Amendment (collectively, the “Amendment Fees”).  The Amendment Fees are fully earned, due and payable as of the Fourth Amendment Effective Date.

SECTION 3.         Conditions Precedent to the Effectiveness of this Fourth Amendment.  The amendments contained in Section 1 above are conditioned upon satisfaction of the following conditions (the first date on which all of the following conditions have been satisfied being referred to herein as the “Fourth Amendment Effective Date”):

(a)           Due execution and delivery by Borrowers and Banks of eight (8) duplicate originals of this Fourth Amendment;

(b)           The Administrative Agent shall have received, on behalf of the Lenders: (i) an amendment to each mortgage, deed of trust and real property security document in form and substance satisfactory to the Administrative Agent and (ii) such endorsements as the Administrative Agent may require in connection with each existing title policy (or in lieu of such endorsements, an agreement from the title company to issue such endorsements promptly after the Fourth Amendment Effective Date).

(c)           A certificate, duly executed and delivered by the Secretary of each Borrower, certifying (i) a true and correct copy of the resolutions for each of the Borrowers authorizing each respective Borrowers to enter into all documents and agreements to be executed by it pursuant to this Fourth Amendment and further authorizing and empowering the officer or officers who will execute such documents and agreements with the authority and power to execute such documents and agreements on behalf of each respective corporation and (ii) the incumbency, signatures and authority of the officers of such Borrower authorized to execute, deliver and perform this Fourth Amendment and all other documents, instruments or agreements related hereto executed or to be executed by such Borrower;

(d)           Borrowers shall have caused their attorneys to deliver a legal opinion reasonably satisfactory to Agent Bank;

(e)           Agent Bank shall have received, on behalf of the Lenders, the Amendment Fees, and Agent Bank shall have received, on behalf of itself, such fees agreed to be paid by the Borrowers to the Agent Bank in connection with this Fourth Amendment;

(f)            Reimbursement to Agent Bank by Borrowers for all fees and out-of-pocket expenses incurred by Agent Bank in connection with this Fourth Amendment and invoiced as of the Fourth Amendment Effective Date, but not limited to, attorneys’ fees of Orrick, Herrington & Sutcliffe LLP and all other like expenses remaining unpaid as of the Fourth Amendment Effective Date; and

(g)           Such other documents, instruments or conditions as may be reasonably required by Agent Bank.

SECTION 4.         Representations and Warranties.  In order to induce the Agent Bank and the Lenders to enter into this Fourth Amendment and to amend the Existing Credit Agreement in the manner provided in this Fourth Amendment, Borrowers represent and warrant to the Agent Bank and each Bank as follows:

(a)           Power and Authority.  Borrowers have all requisite corporate power and authority to enter into this Fourth Amendment and the Revolving Credit Notes (Second Restated) and to carry out the transactions contemplated by, and perform their obligations under, the Credit Agreement.

(b)           Authorization of Agreements.  The execution and delivery of this Fourth Amendment by Borrowers and the performance of the Credit Agreement by Borrowers has been duly authorized by all necessary action, and this Fourth Amendment and the Revolving Credit Notes (Second Restated) have been duly executed and delivered by Borrowers.

(c)           Enforceability.  Each of this Fourth Amendment, the Revolving Credit Notes (Second Restated) and the Credit Agreement constitutes the legal, valid and binding obligation of each Borrower enforceable against such Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, other similar laws affecting the enforcement of creditors’ rights in general or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)           No Conflict.  The execution and delivery by Borrowers of this Fourth Amendment, the Revolving Credit Notes (Second Restated) and the performance by Borrowers of each of this Fourth Amendment, the Revolving Credit Notes (Second Restated) and the Credit Agreement do not and will not (i) violate any law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which Borrowers are subject, (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate any indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument to which any Borrower is bound or (iii) result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of their respective property or assets.

(e)           Governmental Consents.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by Borrowers of this Fourth Amendment and the Revolving Credit Notes (Second Restated).

(f)            Representations and Warranties in the Credit Agreement.  Borrowers confirm that, as of the Fourth Amendment Effective Date, the representations and warranties contained in the Credit Agreement are (after giving effect to this Fourth Amendment) true and correct in all material respects (except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date) and that no Default has occurred and is continuing.

SECTION 5.         Releases.  In further consideration of this Fourth Amendment, each Borrower hereby (i) represents that it has no defenses to or setoffs against any Obligations owing to the Banks nor claims against the Banks for any matter whatsoever, related to or unrelated to the Obligations, (ii) waives, releases and forever discharges each of the Banks and their respective agents, officers and directors, from any and all known and unknown claims, actions, causes of action, demands, setoffs, damages, causes, suits, accounts, controversies and reckonings, in law or in equity, filed or otherwise, which they or any of them have or may have against the Banks, or any of them, by reason of any matter, facts, cause, act or thing of any conceivable kind or character, whatsoever, occurring on or prior to the date of execution hereof, which in any way, directly or indirectly relates to, concerns, arises out of or is founded upon this Fourth Amendment and/or the documentation, obligations and transactions evidenced by the Credit Agreement or any of the Loan Documents.

SECTION 6.           Miscellaneous.

(a)           Reference to and Effect Upon the Existing Credit Agreement and other Loan Documents.

(i)            Except as specifically amended by this Fourth Amendment and the documents executed and delivered in connection herewith, the Existing Credit Agreement and each other Loan Document shall remain in full force and effect and each is hereby ratified and confirmed by the Borrower.  Without limiting the foregoing, the Liens granted pursuant to the Security Documents shall continue in full force and effect.

(ii)           Each reference in the Existing Credit Agreement to “this Credit Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Existing Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

(iii)          The execution and delivery of this Fourth Amendment and performance of the Credit Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent Bank or the Lenders under the Existing Credit Agreement or any of the other Loan Documents.

(iv)          If there is any conflict between the terms and provisions of this Fourth Amendment and the terms and provisions of the Existing Credit Agreement or any other Loan Document, the terms and provisions of this Fourth Amendment shall govern.

(b)           Expenses.  Borrowers acknowledge that all costs and expenses of the Agent Bank incurred in connection with this Fourth Amendment and the related Loan Documents will be paid in accordance with Section 10.20 of the Credit Agreement.

(c)           Headings.  Section and subsection headings in this Fourth Amendment are included for convenience of reference only and shall not constitute a part of this Fourth Amendment for any other purpose or be given any substantive effect.

(d)           Counterparts.  This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Transmission by telecopier or electronic mail of an executed counterpart of this Fourth Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

(e)           Governing Law.  This Fourth Amendment shall be governed by and construed according to the laws of the State of Nevada without reference to conflicts of law rules.  The scope of the foregoing governing law provision is intended to be all-encompassing of any and all disputes that may be brought in any court or any mediation or arbitration proceeding and that relate to the subject matter of this Fourth Amendment, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Fourth Amendment as of the date first above written.

BORROWERS:

MTR GAMING GROUP, INC.,
a Delaware corporation

By:	/s/ John W. Bittner, Jr.
Name:	John W. Bittner, Jr.
Title:	Executive Vice President Finance and Accounting

MOUNTAINEER PARK, INC.,
a West Virginia corporation

By:	/s/ John W. Bittner, Jr.
Name:	John W. Bittner, Jr.
Title:	Chief Accounting Officer and Treasurer

SPEAKEASY GAMING OF LAS VEGAS, INC.,
a Nevada corporation

By:	/s/ John W. Bittner, Jr.
Name:	John W. Bittner, Jr.
Title:	Chief Accounting Officer

PRESQUE ISLE DOWNS, INC.,
a Pennsylvania corporation

By:	/s/ John W. Bittner, Jr.
Name:	John W. Bittner, Jr.
Title:	Chief Financial Officer and Chief Accounting Officer

SCIOTO DOWNS, INC.,
an Ohio Corporation

By:	/s/ John W. Bittner, Jr.
Name:	John W. Bittner, Jr.
Title:	Chief Financial Officer and Chief Accounting Officer

BANKS

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Agent Bank, Lender, Swingline
Lender and L/C Issuer

By:	/s/ James Neil
Name:	James Neil
Title:	Vice President

NATIONAL CITY BANK, successor by merger to
NATIONAL CITY BANK OF PENNSYLVANIA,
Lender

By:	/s/ Emil Kwaczala
Name:	Emil Kwaczala
Title:	Vice President

CIT LENDING SERVICES CORPORATION,
Lender

By:	/s/ Anthony Holland
Name:	Anthony Holland
Title:	Vice President

PNC BANK,
Lender

By:	/s/ Troy Brown
Name:	Troy Brown
Title:	Vice President

FIFTH THIRD BANK,
Lender

By:	/s/ Neil Corry-Roberts
Name:	Neil Corry-Roberts
Title:	Vice President

CITIZENS BANK OF PENNSYLVANIA,
Lender

By:	/s/ Euclid B. Noble
Name:	Euclid B. Noble
Title:	Vice President

COMMERZBANK AG,
NEW YORK AND GRAND CAYMAN
BRANCHES
Lender

By:	/s/ Werner Schmidbauer
Name:	Werner Schmidbauer
Title:	SVP

By:	/s/ Karla Wirth
Name:	Karla Wirth
Title:	AVP

SCHEDULE 2.01(A)

SCHEDULE OF LENDERS’ PROPORTIONS
IN CREDIT FACILITY

(As of Fourth Amendment Effective Date)

NAME OF LENDER	MAXIMUM AMOUNT OF PRINCIPAL	PROPORTIONATE SYNDICATION INTEREST IN CREDIT
Wells Fargo Bank, National Association	$28,387,096.76	25.8064516%
CIT Lending Services Corporation	$20,580,645.14	18.7096774%
National City Bank	$17,741,935.53	16.1290323%
Citizens Bank of Pennsylvania	$14,903,225.81	13.5483871%
PNC Bank, National Association	$10,645,161.34	9.6774194%
Commerzbank AG	$10,645,161.34	9.6774194%
Fifth Third Bank	$7,096,774.08	6.4516128%
TOTAL	$110,000,000.00	100.0%

SCHEDULE  2.01(C)

AGGREGATE COMMITMENT REDUCTION SCHEDULE

REDUCTION DATE	SCHEDULED REDUCTION
December 22, 2008	2.5% of Aggregate Commitment as of the Fourth Amendment Effective Date
March 23, 2009	2.5% of Aggregate Commitment as of the Fourth Amendment Effective Date
June 22, 2009	2.5% of Aggregate Commitment as of the Fourth Amendment Effective Date
September 21, 2009	2.5% of Aggregate Commitment as of the Fourth Amendment Effective Date
December 21, 2009	5.0% of Aggregate Commitment as of the Fourth Amendment Effective Date
Maturity Date	The remaining amount of the Aggregate Commitment (if any)

EXHIBIT D

COMPLIANCE CERTIFICATE